Exhibit 99.1

FOR IMMEDIATE RELEASE

Zebra Technologies Completes Navis Acquisition

Vernon Hills, IL, December 14, 2007–Zebra Technologies Corporation (NASDAQ: ZBRA) today announced that it has completed the acquisition of Navis Holdings, LLC., a global solutions provider for managing logistics, assets, inventories and cargo flows across the supply chain. As previously announced on October 15, 2007, Zebra agreed to acquire all of the shares of Navis for approximately $145 million in cash.

Zebra Technologies Corporation helps companies identify, locate and track assets, transactions and people with on-demand specialty digital printing and automatic identification solutions in more than 100 countries around the world. More than 90% of Fortune 500 companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

Inquiries:

For information about Zebra Technologies, contact:

Investors:

Douglas A. Fox CFA

+1 847 793 6735

dfox@zebra.com

Media:

Michelle Meek

Outlook Marketing Services

+1 312 873 3424

michelle@outlookmarketingsrv.com

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